UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2013 (November 26, 2013)

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2013, GeoMet, Inc. (the “Company”) and the banks executed an amendment (the “Sixth Amendment”) to the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”), effective November 26, 2013. The Sixth Amendment eliminated all remaining borrowing base determinations under the Credit Agreement, and set the borrowing base at the outstanding principal amount, reduced dollar for dollar with each principal payment made after the effective date of the amendment. Because the Credit Agreement matures on April 1, 2014, we and our lenders agreed that further borrowing base determinations were unnecessary. No assurances can be made that we will be able to refinance, repay or further extend the maturity date of the Credit Agreement

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Sixth Amendment to Fifth Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: December 2, 2013	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

10.1	Sixth Amendment to Fifth Amended and Restated Credit Agreement.